UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Avenue, Suite 4575E Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-8219

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2026, ASP Isotopes Inc. (the “Company”) and Quantum Leap Energy LLC (“QLE”), a subsidiary of the Company, entered into separate, individually negotiated private exchange agreements (collectively, the “Exchange Agreements”) with certain holders of QLE’s outstanding 8.0% Convertible Promissory Notes due November 19, 2030 (the “QLE Notes”) to exchange approximately $109.2 million aggregate principal amount of the Notes (the “Exchanged Notes”), for an aggregate of 23,160,682 newly issued shares of the Company’s common stock, par value $0.01 per share (such exchanges, the “Exchange Transactions”), inclusive of accrued and unpaid interest on the Exchanged Notes to, but not including, the closing of the Exchange Transactions.  The Exchange Transactions are expected to close on July 16, 2026, subject to the satisfaction of customary closing conditions. Following the consummation of the Exchange Transactions, approximately $110.7 million aggregate principal amount of the Notes is expected to remain outstanding.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Exchange Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Exchange Transactions were conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act.

The foregoing description of the Exchange Agreements and the Exchange Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Transactions is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 15, 2026, the Company issued a press release announcing the Exchange Transactions. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Exchange Agreement by and among ASP Isotopes Inc., Quantum Leap Energy LLC and the person or entity identified on the signature page thereto.
99.1	Press Release, dated July 15, 2026.
104	Cover page interactive data file formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: July 15, 2026	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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